China CITIC Bank

Loan Certificate (2)

To Shenzhen Branch, China CITIC Bank:

As approved by your bank, we borrowed the loan as follows from your bank. This loan certificate shall have the same legal force as loan agreement. This loan certificate shall come into effect when it has been signed and stamped by the authorized persons of both parties.

Applicant	Shenzhen BAK Battery Co., Ltd	Loan No.	(2007) Shenying Sundai Zi No. 007
Currency	RMB	Amount	50,000,000
Usage	Purchase of raw materials and others	Loan start date	April 18, 2007
Loan Term	1 year	Loan termination date	April 18, 2008
Annual rate	5.751%

Signature of Applicant	Stamp of Applicant	Signature of China CITIC Bank	Stamp of China CITIC Bank
/s/ Xiangqian Li		/s/ Faling Wei